EXHIBIT 99.2
ESCROW AGREEMENT

ESCROW AGREEMENT (the “Agreement”), dated December 12, 2008, by and among TAFNIT COMMUNICATIONS, LTD., JIANG HONGWEI, RAFAEL MANDELMAN AND IECHIEL MICHAEL WIGDERHAUS (the “Seller” or “Sellers”), FONIX CORPORATION, a Delaware corporation (“Buyer”), and ADAM L. GOLDBERG (the “Escrow Agent”).

RECITALS

A.         Seller and Buyer are parties to that certain Exchange Agreement dated June 27, 2008, as amended (the “Exchange Agreement”), pursuant to which Sellers are exchanging their G-Soft Shares with Buyer for the consideration described in Section 2.2 of the Exchange Agreement.  Capitalized terms that are used and not defined in this Agreement but that are defined in the Exchange Agreement shall have the meanings set forth in the Exchange Agreement.

B.         As a condition of Closing, Buyer requires that Sellers obtain an amendment to the Equity Purchase Agreement (the “Equity Purchase Amendment”) and a related resolution of the board of directors of Shanghai Gaozhi Software Systems Limited (“SG”), in the form set forth in Exhibit A.  Sellers have requested that Buyer Close the transaction which is the subject of the Exchange Agreement before Sellers obtain the execution and delivery of the Equity Purchase Amendment.

C.         Buyer is willing to Close the transaction which is the subject of the Exchange Agreement before Sellers obtain the execution and delivery of the Equity Purchase Amendment, so long as Sellers deliver the Fonix Securities and the Series P Preferred Stock to be issued in connection with the Earn-Out Payments (the “Earn-Out Shares” and collectively with the Fonix Securities, the “Securities”) to the Escrow Agent pursuant to the terms of this Agreement until the date on which the Sellers obtain the execution and delivery of the Equity Purchase Amendment.

D.         The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the receipt and then delivery of the Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.         Deposit of the Securities.

(a)          Concurrently with the execution hereof, Buyer shall cause to be issued in the name of Seller the Securities and shall deposit with the Escrow Agent the Securities.

(b)          The Securities shall be delivered by Buyer to the Escrow Agent at its address for notice indicated in Section 5(a).

2.         Terms of Escrow.

(a)          The Escrow Agent shall hold the Securities in escrow as hereinafter set forth in this Section 2.

(b)          When the Sellers deliver to the Buyer and the Escrow Agent the duly executed Equity Purchase Amendment and a related resolution of the board of directors of SG after the Buyer gives written notice to the Escrow Agent that it reasonably accepts the executed Equity Purchase Amendment, the Escrow Agent shall promptly deliver the Fonix Securities to the Sellers.  Upon receipt of the Fonix Securities after their release by the Escrow Agent, the Sellers shall promptly comply with their obligations under the Contribution Agreement and contribute the portion of the Fonix Securities to G-Soft as required under Section 1 thereof.

(c)          If the Escrow Agent does not receive written notice from the Buyer authorizing the release of the Fonix Securities as described in Section 2(b) above or within five (5) Business Days after its receipt of a copy of the duly executed Equity Purchase Amendment it receives written notice from Buyer (a “Buyer Objection”) disputing the existence, enforceability or validity of the Equity Purchase Agreement, the Escrow Agent shall deliver to Seller that number of Fonix Securities which it is then holding under the terms of this Agreement.  Buyer shall provide copies of all Buyer Objections to Seller simultaneously with its delivery of such to the Escrow Agent.

(d)          If prior to delivery of the Fonix Securities to Sellers as described above, the Escrow Agent receives a Buyer Objection, the Escrow Agent shall delay its delivery of the Fonix Securities to Seller for an additional period of five (5) Business Days, during which time Buyer and Seller shall have an opportunity to resolve any dispute between them.  If at the conclusion of such five (5) Business Day period Buyer and Seller have not resolved their dispute, the Escrow Agent shall proceed to deliver that number of Fonix Securities to a state or federal court in New York, New York in an interpleader action thereafter promptly give notice of such action to the Buyer and the Sellers.

(g)          Until the Sellers deliver to the Buyer and the Escrow Agent the duly executed Equity Purchase Amendment and a related resolution of the board of directors of SG, the Escrow Agent shall sell the common stock of the Buyer into which the Securities are convertible in a prudent manner, with an objective to realize at least US$300,000 from the liquidation thereof per calendar quarter.  The Escrow Agent will use 80% of the proceeds of the liquidation of the Securities (or such lesser amount, where the liquidation proceeds are in excess of $300,000 per month) to pay any and all obligation of G-Soft, Inc. under the Equity Purchase Agreement as and when due.  If 80% of the liquidation proceeds in any calendar quarter are not sufficient to pay the obligations of G-Soft, Inc. under the terms of the Equity Purchase Agreement, then (i) the Escrow Agent shall use such portion of the remaining liquidation proceeds to pay any and all obligation of G-Soft, Inc. in the applicable calendar quarter under the Equity Purchase Agreement as and when due and (ii) thereafter continue to use such portion of the gross liquidation proceeds of the Securities as may be required to pay any and all obligation of G-Soft, Inc. for applicable calendar quarters under the Equity Purchase Agreement as and when due, until such time as 80% of the liquidation proceeds of the Securities are sufficient to pay any and all obligation of G-Soft, Inc. for the applicable calendar quarter.  After, but only after, the Escrow Agent has realized liquidation proceeds sufficient to pay the quarterly obligation of G-Soft, Inc. under the Equity Purchase Agreement; the Escrow Agent may disburse the balance of the net liquidation proceeds to the Sellers.

(h)          Subject to Section 2(g), the Escrow Agent shall disburse the Ear-Out Shares pursuant to the terms of the Exchange Agreement and the Equity Purchase Agreement, as amended.

(i)           During the period that the Escrow Agent holds common stock from the conversion of the Securities, the Escrow Agent shall vote the Securities in respect of any matter proposed for action by the Buyer’s board of directors.

(j)           Fees and expenses of the Escrow Agent incurred in connection with its performance under this Agreement shall be invoiced to the Sellers and shall be paid within thirty (30) days after the invoice date for such fees and expenses.

3.           Duties and Obligations of the Escrow Agent.

(a)          The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other.  The Escrow Agent shall incur no liability whatsoever, except as a direct result of his gross negligence or willful misconduct.

(b)          The Escrow Agent may consult with counsel of his choice and shall not be liable for any action taken, suffered, or omitted by him in accordance with the advice of such counsel.

(c)          The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Buyer and Seller are parties, whether or not he has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Buyer and Seller, or any other party thereto.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or supersession of this Agreement unless the same shall be in writing and signed by each of Buyer and Seller, and agreed to in writing by the Escrow Agent.

(d)          In the event that the Escrow Agent shall be uncertain as to his duties or rights hereunder or shall receive instructions, claims, or demands which, in his opinion, are in conflict with any of the provisions of this Agreement, he shall be entitled to refrain from taking any action, other than to keep safely, all Securities held in escrow until he shall jointly be directed otherwise in writing by Buyer and Seller or by a final judgment of a court of competent jurisdiction.

(e)          The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate, or document which he, in good faith, believes to be genuine.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, or endorsement.

(f)           Except as expressly required hereunder, the Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings that may be instituted against him or in respect to the Securities.

(g)           If the Escrow Agent at any time, in his sole discretion, deems it necessary or advisable to relinquish custody of the Securities, he may do so by giving five (5) days written notice to the parties of his intention and thereafter delivering the Securities to any other escrow agent mutually agreeable to Buyer and Seller, and, if no such escrow agent shall be selected within three (3) days of the Escrow Agent’s notification to Buyer and Seller of his desire to so relinquish custody of the Securities, then the Escrow Agent may do so by delivering the Securities (a) to any bank or trust company in New York, New York, which is willing to act as escrow agent hereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within New York, New York.  The fee of any such bank or trust company or court officer shall be borne by Seller.  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Securities and Seller shall promptly pay to the Escrow Agent all monies which may be owed him for his services hereunder, including, but not limited to, reimbursement of his out-of-pocket expenses pursuant to paragraph (i) below.

(h)          This Agreement shall not create any fiduciary duty on the Escrow Agent’s part to Buyer or Seller, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Securities.  Buyer understands that the Escrow Agent has acted and will continue to act as counsel to Seller.

(i)           The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors’ and agents’ fees and all taxes or other governmental charges, if any, shall be paid by Seller.

4.         Indemnification.  Buyer and Seller, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities, and expenses that may be incurred, directly or indirectly, by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of his duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with his performances hereunder and the costs of recovery of amounts pursuant to this Section 4.

5.         Miscellaneous.

(a)          All notices, requests, demands, and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to Seller:	To the Seller Representative

If to Buyer:	Fonix Corporation
387 South 520 West, Suite 110
Lindon, Utah 84042
Facsimile No.: (801) 553-6707
Attn: Roger D. Dudley

With copies to:	Durham Jones & Pinegar
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Facsimile No.: (801) 415-3500
Attn: Jeffrey M. Jones, Esq.

If to the Escrow Agent	Adam L. Goldberg, Esq.
(the Escrow Agent shall	330 16th Street
receive copies of all	New York, New York 11215
communications under
this Agreement)

or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

(b)          This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to choice of law principles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

FONIX CORPORATION,
a Delaware corporation

_____________________________________
By: __________________________________
Its: __________________________________

By: __________________________________
Jiang Hongwei

By: __________________________________
Rafael Mandelman

By: __________________________________
Iechiel Michael Wigderhaus

TAFNIT COMMUNICATION LTD.

_____________________________________
By: __________________________________
Its: __________________________________

By: __________________________________
Adam L. Goldberg